UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 18, 2010

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, Authentidate Holding Corp. (the “Company”) entered into agreements with each of O’Connell Benjamin, its President, and William A. Marshall, its Chief Financial Officer, in order to implement a compensation modification program approved by the Management Resources and Compensation Committee of the Board of Directors. Pursuant to these agreements, both the Company’s President and its Chief Financial Officer agreed to accept a reduction in their base salary equal to 85% of their current base salary until such time as the Company achieves Cash Flow Breakeven. Pursuant to these agreements, the term “Cash Flow Breakeven” is defined to mean that the Company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2011, determined by reference to the revenues and other amounts received by the Company from its operations; provided, however, that the term “cash flow from operations” shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, including without limitation, the land and building located at 2165 Technology Drive, Schenectady, New York, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

In consideration for their agreement to accept a reduction in their base salary, the Company granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary. Accordingly, the Company granted its President 43,500 options and granted its Chief Financial Officer 39,000 options. The options were granted under the Company’s 2000 Employee Stock Option Plan, are exercisable for a period of ten (10) years at a per share exercise price of $1.01 and shall only vest and become exercisable upon either the date determined that the Company achieves Cash Flow Breakeven or in the event of a termination of employment either for “cause” of “good reason”, as such terms are defined in the employment agreements previously entered into between the Company and its President and Chief Financial Officer.

Item 8.01	Other Events.

Pursuant to the compensation modification program referred to in response to Item 5.02 of this Current Report on Form 8-K, all employees of the Company were granted options to purchase shares of common stock under the Company’s 2000 Employee Stock Option Plan in consideration for a reduction in their current salary. Under this program, the Company reduced the salaries of non-executive employees earning $110,000 per annum or less by 10% and reduced the salaries of its other non-executive employees by 15% and in consideration for such modification, awarded such employees options to purchase such number of shares of common stock as is equal to the foregone salary as measured over a one-year period. Under this program, employees’ base salary will revert to its prior level upon the Company’s achievement of Cash Flow Breakeven, as defined above, or if otherwise specified by the Board of Directors to be earlier. The options awarded to the Company’s non-executive employees will vest on the date that the Company achieves Cash Flow Breakeven, as defined above, and are exercisable for a period of 10 years at a price of $1.00 per share; provided, however that for any employee that has an employment letter governing the terms of his employment with the Company, the exercise price of the options will be equal to the greater of $1.00 or the closing price of the Company’s common stock, as reported on the Nasdaq Capital Market, on the date such person agrees to the compensation modification program.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Exhibit Title or Description

	10.1	Compensation Modification Agreement with O’Connell Benjamin

	10.2	Compensation Modification Agreement with William Marshall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/S/ O’CONNELL BENJAMIN
	Name:	O’Connell Benjamin
	Title:	President
Date: February 22, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Compensation Modification Agreement with O’Connell Benjamin

10.2	Compensation Modification Agreement with William Marshall

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